                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Experts" and to the use of our report dated February 5, 1997 with respect to the financial statements of X-Cardia Corporation contained in the Registration Statement (Form S-4, No. 333-26503) and related Prospectus of Urohealth Systems, Inc. for the registration of $110,000,000 principal amount of its 12 1/2% Senior Subordinated Notes due 2004.



                                                  /s/ ERNST & YOUNG LLP



Palo Alto, California


August 19, 1997